EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made, entered into and effective as of February 26, 2007, between GoFish Corporation (the “Company”), and Michael Downing, an individual (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of October 27, 2006 (the “Employment Agreement”) pursuant to which the Executive serves as President and Chief Executive Officer of the Company;

WHEREAS, simultaneous with the execution of this Amendment, the Executive intends to resign his title of President and retain his title of Chief Executive Officer of the Company; and

WHEREAS, the parties hereto desire to amend the Employment Agreement to reflect certain understandings between the Company and the Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and the parties’ continued performance of their mutual obligations under the Employment Agreement, the parties hereto agree that the Employment Agreement shall be amended as follows:

1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

2. Section 2 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

2. Position and Duties. During the term of the Executive’s employment hereunder, the Executive shall continue to serve in, and assume duties and responsibilities consistent with, the position of Chief Executive Officer, unless and until otherwise instructed by the Company. The Executive agrees to devote to the Company substantially all of his working time, skill, energy and best business efforts during the term of his employment with the Company, and the Executive shall not engage in business activities outside the scope of his employment with the Company if such activities would detract from or interfere with his ability to fulfill his responsibilities and duties under this Agreement or require substantial amounts of his time or of his services.

3. Section 12(c)(i) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

12. Termination of Employment..

...

(c) “Cause.”

(i) At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive’s employment hereunder for “Cause.” For purposes of this Agreement, “Cause” shall be defined as the occurrence of: (A) gross neglect, malfeasance or gross insubordination in performing the Executive’s duties under this Agreement; (B) the Executive’s conviction for a felony, excluding convictions associated with traffic violations; (C) an egregious act of dishonesty (including without limitation theft or embezzlement) or a malicious action by the Executive toward the Company’s customers or employees; (D) a willful and material violation of any provision of Sections 13 and 14 hereof; (E) intentional reckless conduct that is materially detrimental to the business or reputation of the Company; or (F) material failure, other than by reason of Disability, to carry out reasonably assigned duties or instructions consistent with the title of Chief Executive Officer (provided that material failure to carry out reasonably assigned duties shall be deemed to constitute Cause only after a finding by the Board of Directors, or a duly constituted committee thereof, of material failure on the part of the Executive and the failure to remedy such performance to the Board’s or the committee’s satisfaction within 30 days after delivery of written notice to the Executive of such finding).

4. Section 12(e)(i) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

12. Termination of Employment.

. . . .

(e) “Good Reason.”

(i) At any time during the term of this Agreement, subject to the conditions set forth in Section 12(e)(ii) below, the Executive may terminate this Agreement and the Executive’s employment with the Company for “Good Reason.” For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events: (A) the assignment, without the Executive’s consent, to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date; (B) the assignment, without the Executive’s consent, to the Executive of a title that is different from and subordinate to the title specified in Section 2 above, provided, however, that the retention of another executive as Chief Executive Officer shall not, in and of itself, entitle the Executive to claim a termination for Good Reason hereunder; (C) any termination of the Executive’s employment by the Company, other than a termination for Cause, within 12 months after a Change of Control; (D) the assignment, without the Executive’s consent, to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date within 12 months after a Change of Control; or (E) material breach by the Company of this Agreement.

5. The Employment Agreement is hereby amended to add a new subsection 12(e)(i)(1), which reads in its entirety as follows:

12. Termination of Employment.

. . . .

(e) “Good Reason.”

(i)

. . . .

(1) The hiring of Tabreez Verjee as President or Co-President of the Company shall not constitute “Good Reason” hereunder.

6. All other terms of the Employment Agreement shall remain in full force and effect and shall not be affected by this Amendment. In the event of any conflict between the terms of this Amendment and the terms of the Employment Agreement, this Amendment shall control.

7. All issues and disputes concerning, relating to or arising out of this Amendment and from the Executive’s employment by the Company, including, without limitation, the construction and interpretation of this Amendment, shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to that State’s principles of conflicts of law.

8. This Amendment may be executed in two or more counterparts and shall be binding upon the parties hereto as if all the parties executed the original hereof.

9. THE EXECUTIVE STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AMENDMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AMENDMENT BY BOTH PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

GoFish Corporation

/s/________________________
Name:  Riaz Valani
Title: Authorized Signatory

/s/________________________
Michael Downing